UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A-2
REGISTRATION STATEMENT
UNDER
 THE SECURITIES ACT OF 1933

VYRIAN INC.
(Exact name of Registrant as specified in its charter)

ONYX SOFTWARE INC.
(Former name of Registrant)

Nevada	5065	44-4409565
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10101 Southwest Fwy, Suite 400 ∙Houston, Texas 77074
 Tel:  (888) 929-1116
(Address, including zip code, and telephone number including area code, of registrant's principal executive offices)

State Agent & Transfer Syndicate, Inc.
112 Curry Street ∙ Carson, Nevada 89703-4934
Tel:  (775) 882-1013 / (800) 253-1013
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

SD Mitchell & Associates, PLC
57492 Onaga Trail
Yucca Valley, California 92284
(248) 515-6035 (P) – (248) 751-6030 (F) – sharondmac@att.net

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share $ [1]	Proposed Maximum Aggregate Offering	Amount of Registration Fee [2]
Common Stock, par value $0.001 per share	949,000	$0.10	$94,900.00	$12.94
Total	949,000	$0.10	$94,900.00	$12.94*

* This registrant previously paid the incorrect amount of $345.00 filing fee.

[1] The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the initial security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

[2] Calculated pursuant to Rule 457(o) on the basis of the maximum aggregate offering price of all of the securities to be registered and under Section 6(b) of the Securities Act of 1933 at .00013640 of the aggregate offering price.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

 PROSPECTUS

VYRIAN INC.
Resale of 949,000 Shares of Common Stock

This prospectus relates to the offering of up to 949,000 shares of common stock of Vyrian, Inc. (the “Company”) in a self-underwritten direct public offering, without any participation by underwriters or broker-dealers. The shares are being offered by existing shareholders of the Company who may be considered underwriters for these shares. The Company will derive no financial benefit from the sales of the shares offered by the existing shareholders.  The existing shareholders are offering the shares at a fixed price of $0.10 per share until the shares are quoted on the OTC Bulletin Board and then at prevailing prices. The aggregate net proceeds that the selling shareholders will receive, assuming all shares are sold, is $94,900. The offering period will begin on the date this registration statement is declared effective by the Securities and Exchange Commission (the “SEC”) and continue, unless earlier terminated, until the end of the day of the first anniversary of our effective date (the “Offering Period”). Our common stock is presently not traded on any market or securities exchange. The Company has not engaged any underwriter in connection with the sale of the shares of common stock and there can be no assurance that there will ever be a market for our Common Stock. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders,

Vyrian, Inc. is an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933.

You should rely only on the information contained in this prospectus that we authorize to be distributed to you. We have not authorized any other person to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The Selling Shareholders purchased their shares pursuant to a Private Placement Memorandum which they were given prior to investing in the Company.

There is no minimum amount of shares that have to be sold.  The expected net proceeds to the Company and to the Shareholders based on all of the shares sold are as follows:

	Offering Price Per Share	Expenses	Proceeds
Shareholders	$0.10	$0.00	$94,900.00
Company	$0.00	$65,000	$0.00

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to Completion – The date of this prospectus is __________________, 2013

SUMMARY OF THE PROSPECTUS

Vyrian Inc. incorporated in the State of Nevada on January 10, 2012 under the name of Onyx Software Inc.; on February 16, 2012 filed an Amendment to its Articles of Incorporation, changing its name to Vyrian Inc.  Vyrian is in the business of providing electronic components to industrial and commercial markets; currently, the brokering of semiconductor components comprises the entire revenue generated by the Company. This summary highlights selected information and does not contain all the information that may be important to you. You should carefully read this prospectus, any related prospectus supplement and the documents we have referred you to in “where you can find more information” before making an investment in our common stock, including the “risk factors” section.  In this prospectus, references to “the company,” “we,” “us” and “our” and so forth refer to Vyrian Inc.

Vyrian’s mode of revenue is from brokering electronic components purchased from third parties.  The limited operating results of the Company may make it difficult to evaluate financially; however, the operating results to date are as follows: (1) Operating loss for the period from inception to March 31, 2012 is $27,731; (2) Operating loss for the period for the quarter from April 1, 2012 to September 30, 2012 is $751,893; and (3) The aggregate deficit at September 30, 2012 is $779,624

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. All prospective purchasers of offered shares should carefully review the entire contents of this registration statement and the exhibits attached hereto individually, and with their own tax, legal, and business advisors. The securities offered hereby are speculative and involve a high degree of risk. See “Risk Factors.”

The public may read and copy any materials we file with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m.  Additionally, you may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at (http://www.sec.gov ).

Amount of Offering

The Company is registering and offering for re-sale, 949,000 shares  owned by the shareholders, and listed on page 25 on a “best efforts” basis and, therefore, there is no guarantee that the shares will be sold. The Company will not benefit from any resale of shares by shareholders registered in this Registration Statement.  No individual, firm, or corporation has agreed to purchase any of the Offered Shares. No assurance can be given that any or all of the Offered Shares will be sold.

Shares Being Offered by the Shareholders for Resale	949,000
Offering price per share	$0.10
Offering period	The shares are being offered for a period of one year following the effect of this Form S-1
Net Proceeds to us assuming all the shares are sold	We will receive no proceeds from the resale of shares by the selling shareholders
Expenses of this offering (1)	$65,000
Use of Proceeds	We will receive no proceeds from the sale of the shares by the selling shareholders
Number of shares outstanding before the offering (2)	10,953,000
Number of shares outstanding after the offering if all of the shares are sold	10,953,000
(1)	The expenses for this registration statement have been paid by the Company;

(2)	4,000 shares were purchased by our officers and directors and 10,000,000 shares have been issued to our officers, directors and two consultants.

RISK FACTORS

The securities offered hereby involve a high degree of risk, including risks associated with our need for further additional financing, the fact that we rely on key personnel, who may leave us, our ability to manage our growth, the fact that we may face intense competition for our services, the fact that we have not and do not plan to pay any cash dividends on our stock, that our Certificate of Incorporation and Bylaws provide for indemnification of our officers and Directors to the full extent allowed by Nevada State law, the fact that we have a limited operating history, the fact that our Board of Directors has authority to issue shares of Common Stock without shareholder approval, which shares may cause substantial dilution to our then existing shareholders, the fact that we do not currently have a market for our securities, the fact that we rely heavily on our ability to market our products, the effect that unfavorable publicity may have on our operations, and the potential volatility of our common stock when traded and the penny stock restrictions on our common stock.

Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Negative changes or fluctuations in the general condition of the industry, economic climate and capital markets which may arise due to economic downturn, inflation or depression may also adversely affect the company, its suppliers and others in the industry. If any of the following risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our Common Stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Vyrian, Inc, and results achieved during the period covered by any particular projections and other forward- looking statements may be different. Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this Prospectus.

Forward looking statements should not be regarded as a representation by Vyrian, Inc., or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

 WE HAVE A SHORT OPERATING HISTORY AND A RELATIVELY NEW BUSINESS MODEL IN AN EMERGING AND RAPIDLY EVOLVING MARKET

We are in the early days of expanding our electronics distribution capabilities and pursuing our objective to become an essential part of the electronics components distribution network for Original Equipment Manufacturers (OEMs) and Contract Manufacturers (CM) clients worldwide.  As such, we have a limited operating history with the current scale of our business. Our short operating history makes it difficult to evaluate whether or not the business is one that will succeed in the long term. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results. Our short operating history may increase the risk of your investment. Our business could fail completely causing you to lose part or all of your investment.

LACK OF PROFITABILITY IN RECENT PERIODS AND FINANCIAL POSITION

We have accumulated a net deficit of $779,624 as of September 30, 2012. As we grow, we also expect to incur increased operating expenses related to necessary investments in our infrastructure including hiring new staff to support the Company’s continued business. A key element of our strategy has been to aggressively grow the number of manufacturer lines represented, increase available parts in our inventory database, and secure repeat customers for our brokered electronics components via premium online market placement strategies. In particular, we intend to continue to invest our resources in online and print marketing to acquire new corporate accounts. If revenue fails to grow at anticipated rates, or if operating costs rise without a commensurate increase in revenue, then the imbalance between revenue and operating expenses will negatively impact our liquidity as well as our ability to achieve profitability in upcoming quarters.

Our lack of recent profitability may indicate that we need to re-evaluate our plan of operations or change our methods in order to generate a profit. Our financial results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

•	Our ability to maintain and grow our customer base and supplier relationships;
•	Seasonal fluctuations in customer spending habits;
•	Supplier pricing and part availability that affects our ability to obtain equipment and components;
•	Increased use of commerce websites and portals to purchase major electronic parts;
•	Our ability to keep our web interface operational at a reasonable cost without service interruptions;
•	Increase in marketing sales and other operating expenses that we may incur in order to grow our operations;
•	Costs related to adverse litigation and/or legislation;
•	Our ability to attract and retain key talent; and
•	Our focus on long-term goals over short-term goals

Vyrian’s financial results will fluctuate from quarter to quarter. As a result, you should not rely upon our past quarterly financial results as indicators of future performance.

NATURAL COMPETITION MAY NEGATIVELY AFFECT OUR BUSINESS, FORECASTS AND FUTURE PROSPECTS

The market for our products is very competitive and is subject to rapid technological change. Not only does the company compete with other brokers for new accounts, but it also competes for customers with many of its own suppliers.  Additional competition may also emerge from newer emerging markets in India or China.  The Company’s inability to compete in the marketplace and maintain its competitive position could negatively affect its business, forecast and prospects.

The size of our competitors varies across market sectors, as do the resources we have allocated to the sectors and geographic areas in which we do business. As a result, some of our competitors may have more substantial customer bases or greater financial resources than we have in one or more of our market sectors and geographic areas.

DEPENDENCE ON THE SEMICONDUCTOR INDUSTRY COULD NEGATIVELY AFFECT THE COMPANY’S OPERATING RESULTS

Historically, the semiconductor market has experienced periodic fluctuations in product supply and demand that are commonly related to changes in technology and manufacturing capacity. Sales of semiconductors represent a majority of the Vyrian’s sales. Future downturns in the technology industry, particularly in the semiconductor sector, could negatively affect the Company’s operating results and profitability in future periods.

FAILURE TO MAINTAIN RELATIONSHIPS WITH SUPPLIERS COULD NEGATIVELY AFFECT THE COMPANY’S OPERATING RESULTS

Rapport is very important in any brokerage industry. The Company must maintain good relationships with its suppliers or our business could be adversely affected. The Company’s inventory is purchased from suppliers on a “per order” basis who distribute electronic components in adjacent markets. Supplier relationships must be maintained in order to ensure that Vyrian’s products are delivered on time and all products purchased remain updated and well managed.

Vyrian’s customers depend on our brokerage of electronic components and parts from the industry’s suppliers. If any of Vyrian’s suppliers reduce their volume of business with us in the future, our business and relationships with our customers could be materially and adversely affected.

Depending on purchasing experience of our end customers, our customers could be able to locate and purchase parts directly from our suppliers.  Maintaining our relationship with our suppliers will enable us to find and procure products for our customers without our customers having to do the research to find the part.  If our customers begin to purchase directly from our suppliers, we will lose revenue and ultimately may not be able to sustain our business.

POTENTIAL FOR CUSTOMER INSOLVENCY IN A DOWN MARKET COULD HAVE A NEGATIVE EFFECT ON THE COMPANY’S WORKING CAPITAL

A large portion of Vyrian’s working capital is accounts receivable from customers. If high-volume customers who are responsible for a significant amount of accounts receivable are unable to make payments in a timely manner or become insolvent, our liquidity could be adversely affected by the increase in payment cycle times.

QUALITY CONTROL & WARRANTY LIABILITY COULD RESULT IN LITIGATION AGAINST THE COMPANY

The third party products that Vyrian procures may be found to be defective which may require a warranty.  Furthermore, products that do not meet specific quality control metrics may result in product liability claims against the company.  Vyrian’s business could be materially adversely affected as a result of any significant quality or performance issues in the products procured and sold, if it is required to pay for the associated damages.

MANAGING EXPANSION AND GROWTH

If Vyrian makes key acquisitions, which are needed for expansion into developing international markets, it may take on additional liabilities or may not be able to successfully integrate such acquisitions. Acquisitions involve a number of risks inclusive of unanticipated costs, liabilities and unforeseen regulator claims.  Management integration, loss of key employees and negative effect on existing customers and supplier relationships may also adversely affect the company’s business.

WE ARE CONTROLLED BY CURRENT OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS

Our officers and directors and principal founding stockholders beneficially own approximately 91% of the outstanding shares of our common stock. If the full amount of common shares offered for resale through this registration statement are sold, our officers and directors and founding shareholders will still control 91% of the issued and outstanding common stock.  So long as our officers and directors and principal founding stockholders control a majority of our fully-diluted equity, they will continue to have the ability to elect our directors and determine the outcome of votes by our stockholders on corporate matters, including mergers, sales of all or substantially all of our assets, charter amendments and other matters requiring stockholder approval. This controlling interest may have a negative impact on the market price of our common stock by discouraging third-party investors.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

·	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
·
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

·	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
·	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any December 31 before that time, we would cease to be an emerging growth company as of the following June 30, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

 IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MIGHT BE UNABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR PREVENT FRAUD; IN THAT CASE, OUR STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING, WHICH WOULD HARM OUR BUSINESS AND COULD NEGATIVELY IMPACT THE PRICE OF OUR STOCK

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We are not currently required to comply with the Securities and Exchange Commission, or SEC, rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to disclose changes made in our internal control procedures on a quarterly basis. In addition, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for the year following our first annual report required to be filed with the SEC. However, as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

The process of implementing our internal controls and complying with Section 404 will be expensive and time consuming, and will require significant attention of management. We cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Even if we conclude, and our independent registered public accounting firm concurs, if applicable, that our internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our results of operations or cause us to fail to meet our reporting obligations. If we or our independent registered public accounting firm discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price. In addition, a delay in compliance with Section 404 of the Sarbanes-Oxley Act could subject us to a variety of administrative sanctions, including SEC action, ineligibility for short form resale registration, the suspension or delisting of our common stock from The NASDAQ Global Market and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price and could harm our business.

BECAUSE WE LACK A CURRENT MARKET WE CAN GIVE NO ASSURANCES THAT OUR SHARES, ONCE QUOTED ON THE OTC BULLETIN BOARD, WILL BE HIGHER THAN THE OFFERING PRICE

Because we lack a current market for our shares we can give no assurances that our shares, once quoted on the OTC Bulletin Board will be traded at a higher price than the price at which we are offering our shares in this Registration Statement and therefore, if you purchase shares, we can give no guarantee that the price of our shares will increase, causing you to lose all or a portion of your investment.

CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCES THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING AND, EVEN IF QUOTED, IT IS LIKELY TO BE SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. We must engage a market maker to file a Form 15c2-11 with FINRA on our behalf in order for our Common Stock to be quoted on the OTC Bulletin Board ("OTCBB"), which is maintained by FINRA, commencing upon the effectiveness of our Registration Statement of which this prospectus is a part. There can be no assurance as to whether such market maker will actually file the application or if that application will be accepted by FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our shares will develop or the prices at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.  Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities. Be aware that any market that develops in our stock will be subject to the penny stock restrictions under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in “penny stocks.”  Penny stocks are generally equity securities with a price of less than $5.00.

ANY MARKET THAT DEVELOPS IN SHARES OF OUR COMMON STOCK WILL BE SUBJECT TO THE PENNY STOCK RESTRICTIONS WHICH WILL CREATE A LACK OF LIQUIDITY AND MAKE TRADING DIFFICULT OR IMPOSSIBLE

SEC Rule 15g-9 (effective on September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person's account for transactions in penny stocks and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker-dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker-dealer made the suitability determination, and
•	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

BECAUSE WE MAY ISSUE ADDITIONAL SHARES OF COMMON OR PREFERRED STOCK, YOUR INVESTMENT COULD BE SUBJECT TO SUBSTANTIAL DILUTION

We anticipate that any additional funding may be in the form of equity financing from the sale of our common or preferred stock. In the future, if we sell more common or preferred stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us.

IF YOU PURCHASE SHARES IN THIS OFFERING FROM SELLING SHAREHOLDERS YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION

The $0.10 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Accordingly, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities.

WE DEPEND ENTIRELY ON THIRD PARTY DELIVERY SERVICE PROVIDERS FOR DELIVERY OF ITS ORDERS

We depend entirely on third party delivery service providers for delivery of orders to our customers and a major interruption of service from our third party delivery providers could cause cancellations or delays in shipments to customers and, as a result, could severely impact the Company’s business, operations and financial performance.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares offered by our existing Shareholders. The Company will not benefit from the resale of the shares owned by the Shareholders listed in this Registration Statement.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined and  based on the price that shares were sold to certain of our shareholders in our private placement; i.e., $0.10 per share. The offering price of the shares of our common stock does not bear any relationship to our book value, assets, operating results, financial condition or any other established criteria of value. Upon completing our public offering, we intend to seek out an SEC registered broker-dealer to file a Form 211 with the Financial Industry Regulatory Authority (“FINRA”), to act as a market maker for our common stock and post a quotation for our common stock on the OTCBB.  We make no assurance that an agreement with a market maker to file the necessary documents with FINRA will be made nor can there be any assurance that such an application for quotation will be approved. The price of the selling Shareholders shares will remain fixed at $0.10 per share until they are quoted on the OTCBB and then they will sell at prevailing market prices.

DILUTION

Dilution is a reduction in the value of a purchaser's investment measured by the difference between the purchase price of the shares purchased and the net tangible book value of the shares after the purchase takes place. The net tangible book value per share is determined by subtracting our total liabilities from our tangible assets and then dividing the remainder by the total number of shares of our stock outstanding. Our financial statements for September 30, 2012 have now been completed; however, we are basing the dilution on the total issued and outstanding shares as of October 30, 2012.  Net tangible book value figures representing the effects of the offering take into account the offering expenses. As of October 30, 2012, there were 10,953,000 shares of our common stock issued and outstanding. The unaudited net book value of the Company, as of September 30, 2012, was $10,676.00 or approximately $0.000975 per share of common stock. We cannot determine the amount of dilution that may occur until after the shares are sold and this offering is closed; if, once we are quoted on the OTCB, our shares sell at a lower price, dilution will occur.  If our shares sell at a higher price, existing shareholders will not experience dilution as no new shares are being offered.

FINANCIAL SUMMARY SNAPSHOT

The following table sets forth summary financial data derived from Vyrian Inc. financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this document:

	As of September 30, 2012	As of March 31, 2012 (Restated)
Balance Sheet
Total Assets	$103,679	$145,511
Total Liabilities	$93,008	$91,942
Stockholders’ Equity (Loss)	$10,676	$63,569

	For the six Months ended September 30, 2012	For the period from inception to March 31, 2012

Income Statement
Revenue	$347,931	$96,711
Cost of Revenue	$210,902	56,314
Operating Expenses	194,871	$124,442
Restricted Shares compensation	695,000

Net Loss	$(751,893)	$(27,731)

PLAN OF DISTRIBUTION

This prospectus relates to the registration and the resale of 949,000 shares of Common Stock. The Company currently has 10,953,000 issued and outstanding Common Stock, of which 949,000 are owned by Shareholders listed in this Registration Statement.  10,004,000 shares are owned by our officers, directors and founders.  This registration and offering by the existing shareholders is on a best efforts basis, for a period of twelve (12) months, and there is no assurance that any of the shares will sell.  The shares were originally sold through the best efforts of the Company’s management and were sold to family, friends and/or business associates, for cash, and were contacted directly by either an officer or director of the Company.  Prior to investing in the Company, the investor was given a Private Placement Memorandum and encouraged to read it thoroughly.  Other than the shareholders listed in the table of “Control Persons” in this registration statement, there are no shareholders who are control persons; none of the selling shareholders are “control persons.” The shareholders will sell their shares at $0.10 per share until our Common Stock is quoted on the OTC Bulletin Board and thereafter, at prevailing market prices.

Each selling stockholder has represented and warranted to us that it has no agreements or understandings, directly or indirectly, with any person to distribute any such securities. Because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act, may be sold under Rule 144 rather than under this prospectus.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The Company is responsible for all of the costs of the registration and resale offering. The Company will not benefit from the resale of the shares owned by the shareholders registered here.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities law of certain states, the shares may be sold in such states only through registered or licensed broker-dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

Of the total number of shares outstanding prior to the offering (10,953,000), 10,004,000 are held by “control persons.”  The remaining 949,000 shares are held by private investors who acquired their stock by purchasing directly from the company.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering.

We will sell the shares in this offering through our officers and directors.  They will not receive a commission from the sale of any shares. They will not register as broker-dealers under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.  The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.  The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.  The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with a broker/dealer.  They will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Our officers and directors will also distribute the prospectus to potential investors at the meetings, to business associates and to friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering.

Section 15(g) of the Exchange Act

Our shares are “penny stocks” covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated hereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number as well as the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Description of the Securities Being Offered

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share.  As of December 31, 2012 there were 10,953,000 shares of our common stock issued and outstanding. Our shares are held by thirty nine (39) stockholders of record.  We have not issued any shares of preferred stock.  There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

The Company is authorized to issue up to 100,000,000 shares of common stock, par value $.001. Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

The holders of the common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any assets of the Company when legally available.

Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to stockholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each.

Holders of common stock generally have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, when issued, fully paid and non-assessable.

Preemptive Rights

No holder of any shares of Vyrian, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the issued and outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Vyrian’s directors.

Preferred Stock

The Company has no class of capital stock designated as preferred stock, but may designate Preferred Stock in the future.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Transfer Agent

Pacific Stock Transfer Company:  4045 South Spencer Street, Suite 403, Las Vegas, Nevada, 89119; Telephone – 702-361-3033.

DESCRIPTION OF THE REGISTRANT’S BUSINESS

Vyrian Inc. is engaged in the brokering of electronics components to original equipment manufacturers and contract manufacturers.  We are headquartered in Houston, Texas and a provider of electronics components to industrial and commercial markets. Our company creates a link in the technology supply chain that connects the component manufacturers, distributors, and other brokers with a customer base of original equipment manufacturers (OEMs), and contract manufacturers (CMs).  We have a growing international market presence with satellite sales offices in Toronto, Canada; Plano, Texas; San Fernando, Philippines; and San Luis Obispo, California. Vyrian is led by a management team with experience in engineering and marketing that can be leveraged to propel the company forward.

Competition and Markets

Vyrian is new to the electronic component brokering market, an extremely competitive market subject to rapid technological advances.  Because we are new to the market place, we compete with other smaller competitors who also focus on electronic component brokering.  As a result, Vyrian must remain competitive in its pricing of components ordered.

Our Electronics Components Distribution (ECD) division represents the core, and currently the only, revenue generating business of the Company. Business activities include coordinating the brokering of electronics components, specifically semiconductors, to large OEMs and CMs. Semiconductors are a strategic choice because they yield the greatest return on investment for the Company. Vyrian is also attempting to broker printed circuit boards (PCBs) along with PCB design, however to date there has been no revenue realized with these product. 100% of the Company’s revenue within the ECD division consists of high-technology integrated circuits (ICs) and related parts.   The Company brokers electronics components to its commercial customers who serve many end-markets including computer hardware and peripheral, industrial and manufacturing, medical, communications, military and aerospace.

Requirements for our military customers consist only that we disclose if the parts are used, new, if they originated in the United States or outside of the United States.  We have no contracts with suppliers or customers; we procure parts on an “as needed” and on an “as ordered” basis by purchasing parts at the best price we can find from quality suppliers.

Vyrian has not been, nor do they anticipate being in the near future, involved in any bankruptcy, receivership or similar proceeding. Vyrian has not engaged in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Vyrian does not have “key” suppliers and we are not dependent on any major customers.  We purchase parts at the best price available through quality suppliers and our customer base continues to grow.  Vyrian is not subject to governmental regulations and is not subject to compliance with environmental laws.

Vyrian receives and ships all of its orders from its Houston office and depends entirely on third-party delivery service providers for delivery of orders to its customers.

Electronics Components Distribution Segment

As of September 30, 2012 the company has generated revenues of $228,805. The Company, as an electronics components broker, offers a number of products, including the following:

•	components supply planning for manufacturing companies;
•	electronics design, printed circuit board (PCB) distribution; and
•	programming and assembly

The company brokers electronics components to commercial customers who are Original Equipment Manufacturers or Component Assemblers through its ECD business division.

The Company procures and distributes electronics components used in electromechanical manufacturing to a number of industries including industrial, commercial and scientific applications. The Company utilizes an extensive Vyrian back-end administrative parts database, which was built by the Company’s engineers; the database consists of a collection of different electronic parts numbers and is updated daily with products.  The database is searchable and contains over 200,000 components or parts with part numbers that are available for online purchase from Vyrian. Examples of the components in the database are:

Semiconductors—Integrated circuits (Chips) integrated into process controls used to operate the devices made by equipment manufacturers.

Capacitors—Used widely in electronic circuits for blocking direct current while allowing alternating current to pass.

Connectors—Electro-Mechanical devices used to join electrical circuits as an interface using a mechanical assembly.

Our database includes components manufactured by a variety of electronic manufacturers.

Our Mission

Vyrian Inc. takes seriously its role in procuring a variety of electronic components for its customers and takes pride in its ability to get the necessary component from the manufacturer, distributor or other brokers to the customer in a timely and efficient manner. Vyrian’s goals are to:

a.	Broker electronic components to industrial and commercial markets;
b.	Provide competitive pricing to our customers;
c.
Seek new ways to provide an efficient forum for customers who require more lifecycle-intense or hands-on support with project requirements (i.e. planning and evaluating component needs, procuring electronic components, and designing/manufacturing systems); and

d.	Establish a strong marketing and sales presence in key emerging markets (Asia, South America, and Europe).

Our Market Advantage

Since our inception, we have developed and are leveraging the following key strengths of our business model:

•	Efficient Parts Procurement. At Vyrian, “out of stock” items are not an issue because Vyrian is a broker; if we are unable to locate a part, the Company does not get the order.
•	Quick Turn-Around and Delivery. Vyrian provides ECD customers the ability to procure products, even specialized products, quickly (typically within 3-7 business days).
•
Design-In Solutions. In June 2012, Vyrian introduced a new value-added design service for turnkey customers as a response to market demand. With this design service, turnkey customers can have our engineering team design and simulate printed circuit boards for their project requirements. This value addition leverages our strong technical/engineering expertise and also creates an additional stream of income for the corporation within the Electronic Components Division segment

Our Market Opportunity

The market for electronics components distribution is large and continues to expand. Shipments of analog and mixed signal integrated circuits (ICs), Vyrian’s primary distribution product, were $31.7 billion in 2005. Last year, these analog and mixed signal IC shipments reached $67.6 billion, a compound annual growth rate (CAGR) of 12.8 percent over previous years. The market for compound semiconductors is expected to increase from $16.0 billion in 2007 to $33.7 billion by the end of 2012—a CAGR of 17.3 percent. The market for application- specific integrated circuits (ASICs) is expected to grow from $18.5 billion in 2009 to $22.3 billion in 2014, a CAGR of 3.8 percent.

Our addressable market opportunity includes portions of many existing advertising markets, including online display advertising, as well as inside/outside face-to-face sales. Our official Internet marketing campaign features a series of highly-targeted advertising spots on several web sites that are frequented by our target audience. We also rely upon the “tried and true” grass roots methods of inside-sales and outside-sales strategies for regional customers that are reachable by local staff. This blended face-to-face and virtual client-building strategy has proven successful in establishing our regular pipeline of sales and has been instrumental in introducing the company to new commercial customers.

Our Market Strategy

Our goal is to establish our company as a top source for electronics parts procurement. Our strategy includes the following key components:

•
Grow the number of lines items we feature on our line card.    To increase the number of available product lines on our line card, we will attempt to work to form authorized distributor relationships with additional key manufacturers.

•
Retain current client base.    Our client retention efforts are focused on providing all clients with a positive experience by providing rapid, cost-effective parts procurement and high quality customer service.

•	Increase the number and variety of our services through innovation. In June 2012, we added a “design-in” feature to our customers who require turnkey operation.

•
Expand with acquisitions and mergers.   We plan to increase markets served and grow sales by pursuing an increased electronics brokerage presence in the Americas and emerging markets such as Europe, India, China, Southeast Asia, and South America. To facilitate and speed the pace of market penetration, we will continually evaluate strategic acquisitions.

We are in the early days of our mission to expand our electronics distribution capabilities and pursue our objective to become an essential part of the electronics components distribution network for original equipment manufacturers and contract manufacturer clients worldwide. We believe that we have a significant opportunity to enhance the value we deliver to our clients.

Smaller Reporting Company

As a smaller reporting company, as defined by § 229.101 our description of our business should include, but is not limited to, the development of its business during the last three years; any publicly announced new product or service; sources and availability of raw materials; patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts; approval of principal products by the government; and, an estimate of the amount spent during the last two years on research and development, and to the extent that cost is borne by the customer.

Vyrian, Inc. was originally an idea developed in November 2011 and incorporated in February 2012, based on the experience of Sath Sivasothy and of Bharat Jagani in the electronic engineering business and the realization of a need to get electrical components to customers on a timely and efficient basis at reasonable costs.

The Company has been in business for less than three years, we have not publicly announced any new product or service other than the brokering of electronic components as described above.  We do not broker, nor do we have a need for, raw materials, but instead, the parts we order for our customers come complete.  We have no patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, nor do we need approval of our products by the government.  We have incurred nominal costs on research and development and that cost has not been passed along to the customer.

We are not currently required to file reports with the Securities and Exchange Commission; however, upon effect of this Registration Statement, which we have filed with the Securities and Exchange Commission, we will be a fully reporting company and obligated to file reports, which we shall.  With this Registration Statement, we have filed audited Financial Statements for the last reporting period.

DESCRIPTION OF THE COMPANY’S PROPERTY AND FACILITIES

Vyrian presently maintains multiple offices from which operations are conducted. The Company’s principal office is located at 10101 Southwest Freeway, Suite 400 in Houston, Texas 77074. The Houston offices are leased at a rate of $500.00 per month, from Techxron Technologies.  Two of our officers and directors, Sath Sivasothy and Bharat Jagani are the owners and operators of Techxron Technologies. Additionally, we have sales staff working out of their individual home offices in Toronto, Canada; Plano, Texas; San Fernando, Philippines; and San Luis Obispo, California.  Additionally, the Company uses secretarial and support services that are virtual (internet based), at a rate of $205.00 per month.

EMPLOYEES

In addition to our officers and directors, we currently have eight paid staff members.

MARKET PRICE AND DIVIDENDS RELATED TO THE REGISTRANT’S COMMON EQUITY

There is currently no active trading market for the Company’s Common Equity.  Subject to the approval and effectiveness of the Company’s registration statement we intend to seek a listing on the Over the Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that an agreement with a market maker to file the necessary documents with FINRA which operates the OTC Electronic Bulletin Board, can be made nor can there be any assurance that such an application for quotation will be approved.

No established public trading market exists for our Common Stock. The only common equity is that resulting from the private placement of shares. The company has sold 953,000 shares of its common stock at ten cents ($0.10) per share to 39 investors via a private placement under Rule 506.

Additionally, in October of 2012, we issued 3,050,000 shares to two Consultants for services rendered.

The President and Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer have continued to run Vyrian Inc., offering their expertise, including marketing the company, maintaining business relationships and networking for new contracts and new market areas in anticipation of growth and expansion in neighboring states in exchange for a total of six million nine hundred fifty thousand (6,950,000) shares of common stock.

We have not issued any warrants, options or convertible notes.

The Company has never paid dividends related to its common stock and does not believe that it will pay dividends in the foreseeable future.

RESALE OF COMMON STOCK BY SELLING
SECURITY HOLDERS

We are registering for resale 949,000 shares of Common Stock held by our shareholders, to be offered to the public for a period of twelve (12) months.  We currently lack a public market for our Common Stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted and thereafter at prevailing market prices or at privately negotiated prices.

The 949,000 shares offered for resale by the selling stockholders, and pursuant to this Registration Statement may be sold by one or more of the following methods:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	An exchange distribution in accordance with the rules of the applicable exchange;

•	Privately-negotiated transactions;
•	Broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;
•	A combination of any such methods of sale; and
•	Any other method permitted pursuant to applicable law

The Selling Security Holders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this Prospectus.

Each selling stockholder has represented and warranted to us that it has no agreements or understandings, directly or indirectly, with any person to distribute any such securities. Because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act, may be sold under Rule 144 rather than under this prospectus. Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

Issuance of Shares

Once an investor has issued a request to purchase shares and has filled out any requisite paperwork necessary for issuance, including, but not limited to, the presentation of funds to purchase the shares, the Company’s Transfer Agent, Pacific Stock Transfer, will be notified and a Stock Certificate issued by Pacific Stock Transfer.

SELLING SECURITY HOLDERS

We will not receive any proceeds from the resale of Common Stock by the selling stockholders for shares currently outstanding. None of the selling stockholders are broker-dealers or affiliates of broker-dealers. Each Selling Stockholder purchased the securities registered hereunder in the ordinary course of business of the Company. Shareholders paid cash for their shares and none of the selling shareholders has, or has had within the past three years, any position, office or other material relationship with the Company or any of its predecessors or affiliates. Each investor whom has purchased shares of our Common Stock is either an individual and/or small business owner. There are no controlling persons over any selling shareholder.

The Selling Stockholders and any underwriters, broker-dealers or agents participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any profit from the sale of such shares by the Selling Stockholders and any compensation received by any underwriter, broker-dealer or agent may be deemed to be underwriting discounts under the Securities Act. The Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

In completing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

To our knowledge, there are currently no plans, arrangements or understandings between any Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of shares of our common stock by the Selling Stockholders. The Selling Stockholders will pay all fees, discounts and brokerage commissions in connection with any sales, including any fees to finders.

Any shares of common stock covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The shares of our common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our common stock may not be sold unless they have been registered or qualified for sale or the sale is entitled to an exemption from registration.

Under applicable rules and regulations under Regulation M under the Exchange Act, any person engaged in the distribution of the common stock may not simultaneously engage in market making activities, subject to certain exceptions, with respect to the common stock for a specified period set forth in Regulation M prior to the commencement of such distribution and until its completion. In addition and with limiting the foregoing, the Selling Stockholders will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations hereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the common stock by Selling Stockholders. The foregoing may affect the marketability of the common stock offered hereby. There can be no assurance that any Selling Stockholders will sell any or all of the common stock pursuant to this prospectus.

We will pay all expenses of preparing and reproducing this prospectus with respect to the offer and sale of the shares of common stock registered for sale under this prospectus, including expenses or compliance with state securities laws and filing fees with the SEC. We expect such expenses related to the registration of the Selling Stockholders common shares to be approximately $65,000.

The Company is registering for resale 949,000 shares of Common Stock held by our shareholders; these Shareholders must continue to sell their shares at the fixed price of $0.10 per share until the shares are quoted on the OTC Bulletin Board.  All of the Shares registered in this Registration Statement for the Shareholders shall become freely tradable upon the effective date of this Registration Statement.

The following table sets forth ownership of the shares held by each person who is a selling shareholder:

Selling Shareholders
Shareholder Name	SHARES OWNED PRIOR TO THIS OFFERING	TOTAL NUMBER OF SHARES TO BE OFFERED BY SELLING SHAREHOLDERS	TOTAL SHARES TO BE OWNED UPON COMPLETION OF THIS OFFERING (IF ALL SHARES ARE SOLD)	PERCENTAGE OF SHARES OWNED UPON COMPLETION OF THIS OFFERING (ASSUMING ALL SHARES ALL SOLD)
Abirami Sivalogan	10,000	10,000	0	0
Amr Assal	15,000	15,000	0	0
Arunthathi Sivasothy	200,000	200,000	0	0
Darin Schwinkendorf	20,000	20,000	0	0
David Gadwood	20,000	20,000	0	0
David Zembek	20,000	20,000	0	0
Deenojan Thirunavukkarasu	10,000	10,000	0	0
Eric Odendahl	20,000	20,000	0	0
Geraldine Crane	14,000	14,000	0	0
James Bradshaw	10,000	10,000	0	0
Jayanthi Lea	10,000	10,000	0	0
Jeff Wilhems	20,000	20,000	0	0
Jit Sivalogan	300,000	300,000	0	0
Kanapathipillai Thirunavukkarasu	20,000	20,000	0	0
Marsee Wilhems	20,000	20,000	0	0
Michael Crane	10,000	10,000	0	0
Munhunthan Murugesu	10,000	10,000	0	0
Prasha Vigneswaran	10,000	10,000	0	0
Prathapan Thiruvilangam	20,000	20,000	0	0
Robert Moore III	10,000	10,000	0	0
Robert Moore Jr.	20,000	20,000	0	0
Ronald Zembek	10,000	10,000	0	0
Ronell Williams Jr.	10,000	10,000	0	0
Rudy Nelson	10,000	10,000	0	0
Sasithara Thirunavukkarasu	10,000	10,000	0	0
Shari Zembek	20,000	20,000	0	0
Siva Sivalogan	10,000	10,000	0	0
Sivalogini Sivalogan	10,000	10,000	0	0
Sivaram Wijenddra	10,000	10,000	0	0
Sivasaki Vimal	10,000	10,000	0	0
Sivashankari Devendra	15,000	15,000	0	0
Stuart Kerr	15,000	15,000	0	0
Swarna Rejeswaran	10,000	10,000	0	0
Trung Huynh	20,000	20,000	0	0

TOTAL	949,000	949,000	0	0

None of the selling stockholders are broker-dealers or affiliates of broker-dealers. None of the selling stockholders have had a material relationship with us since our inception.  Each investor whom has purchased shares of our Common Stock is either an individual and/or small business owner.  There are no controlling persons over any selling shareholder.

TOTAL ISSUED AND OUTSTANDING SHARES HELD BY SELLING SHAREHOLDERS: 949,000

Common Stock Issued For Other Than Cash and Common Stock Purchased by Founding Shareholders

The table below sets forth individuals who purchased shares for cash, have received shares for other than cash, and/or are control persons, and/or who own five percent (5%) or more of the issued and outstanding stock.

CONTROL SHARES & SHARES ISSUED FOR OTHER THAN CASH	SHARES OWNED		AT PAR VALUE ($0.001)
Sath Sivasothy President/CEO/Director	1,000 3,000,000	CASH For Services Rendered	3,001
Tony Sivasothy CFO/Treasurer/Director	1,000 950,000	CASH For Services Rendered	951
Bharat Jagani COO/Secretary/Director	1,000 3,000,000	CASH For Services Rendered	3,001
Ryan Arnett (1)	1,000 3,000,000	CASH For Services Rendered	3,001
Audrey Sivasothy (2)	50,000	For Services Rendered	50
TOTAL	10,004,000	$400	10,004
(1)
Ryan Arnett purchased 1,000 shares at $0.10 per share upon incorporation of the Company.  Mr. Arnett received 3,000,000 shares of Common Stock valued at $0.001 per share and for an aggregate amount of $3,000 for consulting services regarding business development, regulatory affairs and sales management.

(2)	Audrey Sivasothy received 50,000 shares of Common Stock valued at $0.001 per share and for an aggregate amount of $50.00 for consulting services regarding all phases of project management

The 3,000,050 shares of Common Stock issued to our two consultants were issued in exchange for their knowledge in the above-mentioned services as well as researching the viability of going public, assisting in the determining the direction of the company, and assisting in the process of going public.

TOTAL ISSUED AND OUTSTANDING CONTROLLING SHARES:  10,004,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the “Risk Factors” section.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any December 31 before that time, we would cease to be an emerging growth company as of the following June 30, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately

Overview

Vyrian is a broker of electronic components products to commercial and industrial end users.  The Company provides a broad range of product offerings in the electronic components market to help customer’s lower costs and reduce their time-to-market.   Our database of searchable inventory includes over two hundred thousand (200,000) products from semiconductor manufacturers as of September 2012.

The Company's financial objectives are to expand and increase our market penetration, grow sales such that they outpace the market, grow profits faster than sales, and increase our return on invested capital. Vyrian seeks to achieve these objectives by diversifying and expanding its catalog of product offerings, and maintaining competitive market pricing for components. We believe that our rate of market penetration and average revenue per market will increase as the company, and components distribution market, matures. We expect to generate the cash flow needed to fund this growth through continuous corporate-wide initiatives to improve profitability and increase effective asset utilization. Over the long term, we believe that growth will lead to increased revenues that will offset our operating expenses.

Currently, we provide components to the following global customers: (1) Powergy, Inc. in Mexico; (2) Safesoft, Inc in Brazil; (3) Shanghai Hengsa Pvt Ltd. in China; (4) Interballast, Inc. in Canada; and (5) You-top Pvt Ltd. in Taiwan.  We do not have contracts with these customers; they order from us with regularity.

The Company’s initial operations were financed by borrowed capital in the form of short-term financing by two private companies, Reliability Design Services, Inc. (RDS) and Techxron Technologies Inc, which are owned by our officers and directors. As of September 30, 2012, the loan payable amount was $71,101; the amount is unsecured and carries an interest rate of 9% per annum.  The loan is due on demand.  The low-interest financing allowed us to set up and fund the necessary infrastructure to commence trading operations. During the early stages of the operations, we found that continued growth depends on aggressive marketing by competent sales personnel; hiring such personnel required additional funds. As we grew to meet customer demand, additional recruitment of staff necessitated additional borrowing. Incoming sales broke even with outgoing costs within three months of private financing. Our primary overhead expenditure was, and continues to be, salaries of sales and marketing staff.

Substantially all of the company's sales are made on an order-by-order basis, rather than through long-term sales contracts.  As such, the nature of the Company's business does not provide visibility of material forward-looking information from its customers and suppliers beyond a few months.

Sales and Gross Profit

The following table shows that Vyrian maintained an average sales rate of approximately $19,342 per month for the period from November 1, 2011 to March 31, 2012 and an average of $57,988 for the six months from April 1, 2012 to September 30, 2012. The gross margins for these periods are 41.77% and 39.15% respectively.

	Six Months ended September 30, 2012 $	Period ended March 31, 2012 $
Sales	347,931	96,711
Cost of Sales	211,712	56,314
Gross profit	136,219	40,397

The Company deals in numerous products, making it impossible to break down sales variance into price and volume variances.  The product mix requires us to depend on external factors like consumer trends or changing preferences which can drive product sales variances against prior period comparatives.

The gradual increase in sales was primarily due to the Company's marketing, advertising and direct sales efforts.

General and Administrative Expenses

The following table shows the details of this item.

	Quarter ended September 30, 2012 ($)	Period ended March 31, 2012 ($)	Comments
Salaries & Wages	92,865	28,150	The increase in salaries is due to a 100% increase in the salary of the sales manager as well as the hiring of additional staff.
Office Expenses	13,943	7,932	Increase due to increase in turnover
Bank charges	4,772	1,381	Increase due to increase in turnover
Selling Expenses	43,345	5,097
The selling expenses were driven by a higher operating cost relative to an increase to our existing customer base along with higher advertising costs with one of our online marketing suppliers.  The months of May and June 2012 experienced an increase in Vyrian’s customer base following our access to various online marketing outlets and databases of inventories online.

Research & Development	7,735	6,741
Legal & Professional fees	31,598	17,902
Legal and professional fees represent legal, accounting and consulting fees.  During the period we incorporated the Company, we hired an attorney, an auditor, a financial consultant and an investor relations Company.  We also hired the same professionals for the preparation of this Registration Statement.

Total	194,260	67,203

Payment of Debt

During the six months ended  September 30, 2012, the company  repaid $10,000 of a private unsecured loan it received from Reliability Design Services Inc and Techxron Technologies Inc,  These companies are owned by the directors of Vyrian Inc.

Interest and Other Financing Expense

Interest on borrowed loan for the period ended March 31, 2012 was $925 and for the six months ended September 30, 2012 was $2,747. As per the loan agreement the loan carries an interest rate of 9% per/annum.

Liquidity and Capital Resources

On March 31, 2012, the Company had cash and cash equivalents of $143,984.  Our liquidity is affected by many factors, some of which are based on normal ongoing operations of the Company's business, gradual expansion of business activities, additional recruitment of sales personnel and access to marketing and advertising websites. Expenses continued to be incurred in the preparation of the documents required for the submission of the Registration statement.

As of September 30, 2012, our total assets were $145,511 consisting entirely of cash and our total liabilities were $81,942 comprised entirely of accounts and related party payables.

Cash Flows from Operating Activities

The Company maintains a significant investment in accounts receivable. As a percentage of total assets, accounts receivable was approximately 24% on March 31, 2012 and 44% on September 30, 2012.

The net amount of cash provided by the Company's operating activities during the period ended March 31, 2012 and the six months ended September 30, 2012 was $(59,000) and ($49,427) respectively.

Cash Flows from Financing Activities

For the period ended March 31, 2012, the primary source of cash from financing activities was $91,300 which consisted of proceeds from the sale of 913,000 Common Stock shares; for the six months ended September 30, 2012 we received $4,000 proceeds from the sale of 40,000 Common Stock shares.

Management believes that the Company's current liquidity and lack of borrowing facilities with the banks is not conducive to growth and cash funds may not be available for ongoing operations in the future unless funds are generated by this offering..

Off-Balance Sheet Arrangements

The Company has no off-balance sheet financing.

Critical Accounting Policies and Estimates

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the company to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses and related disclosure of contingent assets and liabilities. The company evaluates its estimates on an ongoing basis. The company bases its estimates on historical experience and on various other assumptions that are believed reasonable under the circumstances; the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The Company believes the following critical accounting policies involve the more significant judgments and estimates used in the preparation of its consolidated financial statements:

Revenue Recognition

The Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred, the sales price is determinable, and collectability is reasonably assured. Revenue typically is recognized at time of shipment. Sales are recorded net of discounts, rebates, and returns, which historically have not been material.

The Company's business involves shipments directly from its suppliers to the Vyrian office in Houston. After inspection for quality control products are shipped to customers. In these transactions, the company is responsible for negotiating price both with the supplier and customer, payment to the supplier, establishing payment terms with the customer, product returns, and has risk of loss if the customer does not make payment. As the principal with the customer, the company recognizes the sale and cost of sale upon shipment of the product.

The Company meets the criteria to recognize the gross amount of the sales transaction and to comply with FASB (ASC) 605-46 which provides indicators of gross reporting as applicable to the specific facts and circumstances of our trading.  The following guidelines area applicable to Vyrian Inc.:

•
The company is responsible for purchasing the product from suppliers.  Representations made while marketing the product and the terms of the sales contract provide evidence that the company is responsible for fulfilling the ordered product and ensuring the acceptability of the product to the customer.

•	The company has general inventory risk. The company takes title to the goods before the product is ordered, or it will take title to the product on customer return.
•	The company has latitude in setting the price charged to the customer.
•	The company has discretion in selecting the supplier. There are multiple suppliers for the product ordered by the customer and the company has complete discretion in selecting the supplier.
•	The company is primarily involved in the determination of the product specifications.
•	The company is exposed to physical loss inventory risk after title to the product is transferred either after it received the customer order, or during shipment.
•
The company’s exposure to credit risk is high as the company must collect the amount billed to the customer and must pay the supplier, regardless of whether the sales billed is collected from the customer.

Accounts Receivable

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowances for doubtful accounts are determined using a combination of factors, including the length of time the receivables are outstanding, the current business environment, and historical experience.

Inventories

The Company does not maintain long term inventory since Vyrian is a broker.  Products are shipped as soon as they are received from suppliers after inspection. In the event of business expansion, it may be necessary to lease warehouse facilities to house inventories. Our current limited resources do not warrant the leasing of a warehouse to house inventories.

Statement of Operations

We did not engage in any operating activities prior to November 1, 2011.

Shipping and Handling Costs

Shipping and handling costs are accounted for in accordance with Generally Accepted Accounting Principles; all shipping costs on inward shipments are included in cost of revenue. We do not incur costs on outward shipments to customers.

Impact of Recently Issued Accounting Standards

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs" ("ASU No. 2011-04"), which amends current guidance to result in common fair value measurement and disclosures between accounting principles generally accepted in the United States and International Financial Reporting Standards. The amendments explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuations standards or affect valuation practices outside of financial reporting. ASU No. 2011-04 clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable inputs (Level 3 inputs, as defined in Note 7 of the Notes to the Consolidated Financial Statements). The amendments in ASU No. 2011-04 are effective for interim and annual periods beginning after December 15, 2011. The company does not believe that the adoption of the provisions of ASU No. 2011-04 will have a material impact on the company's consolidated financial position or results of operations.

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, "Presentation of Comprehensive Income" ("ASU No. 2011-05"), which improves the comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income ("OCI") by eliminating the option to present components of OCI as part of the statement of changes in stockholders' equity. The amendments in this standard require that all changes in stockholders' equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Subsequently in December 2011, the FASB issued Accounting Standards Update No. 2011-12, "Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income" ("ASU No. 2011-12"), which indefinitely defers the requirement in ASU No. 2011-05 to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement(s) where the components of net income and the components of OCI are presented. The amendments in these standards do not change the items that must be reported in OCI, when an item of OCI must be reclassified to net income, or change the option for an entity to present components of OCI gross or net of the effect of income taxes. The amendments in ASU No. 2011-05 and ASU No. 2011-12 are effective for interim and annual periods beginning after December 15, 2011 and are to be applied retrospectively. The adoption of the provisions of ASU No. 2011-05 and ASU No. 2011-12 will not have a material impact on the company’s financial position or results of operations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

In December 2012, we changed accountants from Eugene M Egeberg, Certified Public Accountant, located at 2400 Boston Street, Suite 102, Baltimore, Maryland 21224, (410) 218-1711 to MaloneBailey, LLP, located at 10350 Richmond, Suite 800, Houston, Texas 77042.

This change was caused because Mr. Egeberg’s registration as a PCAOB with the Securities and Exchange Commission expired and he chose not to renew his registration.  There are no disagreements with Mr. Egeberg on accounting and/or financial disclosure at this time.

DIRECTORS AND EXECUTIVE OFFICERS

We are dependent on the efforts and abilities of senior management. The interruption of services of senior management could have a material adverse effect on our operations, profits and future development if suitable replacements are not promptly obtained. We have not entered into employment agreements with any of our key executives and no assurance can be given that each executive will remain with us. Our officers and directors founded the Company in 2011, and were given the positions listed below as described in the paragraph following. All of our officers and directors will hold office until their resignation or removal.

The following persons are the current Executive Officers and Directors of the Company.

NAME	AGE	POSITION
Sath Sivasothy	33	President, Chief Executive Officer/Director
Bharat Jagani	38	Chief Operating Officer/Secretary/Director
Tony Sivasothy	73	Chief Financial Officer/Treasurer/Director

When the Company was founded, under the name of Onyx Software, Inc. Ryan Arnett was appointed President and Director, Sath Sivasothy was appointed Treasurer and Director.  In February 2012, a Certificate of Amendment was filed, changing the name of Onyx Software, Inc. to Vyrian, Inc. and naming Sath Sivasothy as President and Director, Ryan Arnett as Secretary and Director, Tony Sivasothy as Treasurer and Bharat Jagani as Director.  In July 2012, Ryan Arnett stepped down as Secretary and Director due to personal time constraints, the need for his talents in the sales area grew and he now acts as a consultant to the Company in the sales management area.  In order to have more than two Directors on the Board of Directors, the Company appointed Tony Sivasothy as Director and Chief Financial Officer, along with his position of Treasurer and Bharat Jagani as Secretary and Chief Operating Officer, along with his position as Director.

EXECUTIVE SUMMARIES

Sath Sivasothy

President/Chief Executive Officer/Director (Age 33)

Sath Sivasothy is responsible for forecasting, developing and delivering on Vyrian’s strategic management objectives to enhance its market share and competitiveness. As Chief Executive, Mr. Sivasothy’s primary role is to ensure that the company meets its commitment to excellence in research and development, sales and marketing, and delivery of its products to the world market and industry customers. Mr. Sivasothy has held a number of leadership positions throughout his career and brings extensive business and technical expertise from the semiconductor front-end and back-end industries to his current role. Prior to founding Vyrian, Mr. Sivasothy had the following industry experience:

1999 to 2003 – Texas Instruments Inc, Houston, TX:  Product Engineer specializing in semiconductor test and high temperature stress; primarily responsible for test and stress of RISC architecture processors.

2003 to 2004 – CEIBIS Inc, San Jose, CA:  Field Applications manager for IC test and high temperature stress products.

2004 to 2005 – CEIBIS Inc, San Jose, CA:  Account manager overseeing sales and engineering for IC test and high temperature stress products.

2005 to 2006 – CEIBIS Inc, San Jose, CA:  Vice President of Sales and Marketing.  Sivasothy was responsible for doubling gross sales of $7 million in twenty-four months while maintaining record earnings for the company.

CEIBIS stands for Cody Electronics Inc. Burn-In Solutions and was incorporated in the State of California, with its principal place of business at 5128 Called Del Sol, Santa Clara, California.  CEIBIS’ business is manufacturing and sale of semiconductor test and burn in boards.

2006 to 2008 – Pycon Inc, San Jose, CA: Vice President of Sales and Marketing for IC test and high temperature stress products.

2008 to Present – President and co-owner of Techxron Technologies Inc.  Techxron is a US government contractor specializing in printed circuit board manufacturing and assembly primarily for the United States Navy.

Mr. Sivasothy is also a Director on the Board of Directors of both Reliability Design Services Inc. and Techxron Technologies Inc.

Mr. Sivasothy holds a Bachelor of Science degree in Electrical Engineering from Iowa State University, and has completed graduate coursework toward an executive MBA at the University of Dallas.

Bharat Jagani

Chief Operating Officer/Secretary, Director (Age 38)

Bharat Jagani is responsible for carrying out Vyrian’s strategic management objectives and enhancing its market share and competitiveness in the industry. Key areas of focus for Jagani include accountability for day-to-day operations of Vyrian’s global brokerage activities and value-add design businesses. Mr. Jagani brings a wealth of technical leadership from the back-end semiconductor industry.  In 2005, he became Manager of engineering of Pycon Inc. a San Jose, California-based manufacturer of multi-layered printed circuit boards for the semiconductor industry.  Mr. Jagani also remains on the board of directors for Reliability Design Services Inc. (RDS) a high technology design firm for the commercial semiconductor industry. Mr. Jagani was named Director of Vyrian in July 2012 and took on the position of Chief Operating Officer and Secretary of Vyrian in October 2012.

Prior to Vyrian, Bharat Jagani had the following industry experience:

2001 to 2008 – Pycon Inc, San Jose, CA.  Manager, Design Engineering.

2008 to Present – Engineering Director at Techxron Technologies Inc.  Techxron is a US government contractor specializing in printed circuit board manufacturing and assembly primarily for the United States Navy.

Mr. Jagani is also a Director on the Board of Directors of both Reliability Design Services Inc. and Techxron Technologies Inc.

Mr. Jagani earned a Bachelor of Science degree in Electrical Engineering from Mehran University and Master’s degree in Electrical Engineering from San Jose State University.

Tony Sivasothy

Chief Financial Officer/ Treasurer, Director (Age 73)

Tony Sivasothy is responsible for directing Vyrian’s overall financial strategy and supporting the Operations team in the fulfillment of their duties by ensuring the company’s fiscal soundness. Key areas of focus for Mr. Sivasothy include accountability for maintaining the company’s strict profitability standards, securing capital, documenting and filing timely financial records and representing the company’s best financial interests. Sivasothy brings extensive financial expertise to the CFO position.  A brief overview of his professional and industry experience is:

1970 to 1975 – Partner at Ford Rhodes Thornton & Co, (presently Grant Thornton), a public accounting firm

1975 to 1990 – Partner at Coopers & Lybrand (Presently Price Waterhouse Coopers), a public accounting firm

1990 to1999 – Financial Reporting Manager at Progressive Casualty Insurance, and Finance Director at Zurich Insurance Company

2000 to 2011 – Assistant City Auditor, City of Dallas

From February 2012 to present, Mr. Sivasothy has held the position of Treasurer at Vyrian Inc.  In July of 2012, he took on the added position of Secretary.  In October 2012, Tony Sivasothy was named Director and stepped down as Secretary.  He is also a Director on the Board of Directors of both Reliability Design Services Inc. and Techxron Technologies Inc.

After earning his bachelor’s degree in economics in 1964, Mr. Sivasothy became qualified as a Chartered Accountant in 1970. He is presently a member of AICPA and a licensed CPA in the State of Texas.

During the past ten years, officers/directors have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or
ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Conflicts of Interest

Our directors are owners  of two additional private companies: RDS Inc. a Printed Circuit Design (PCD) company, and Techxron Technologies Inc., an Electronic Manufacturing Service (EMS) company, and although they will devote a full time schedule to Vyrian, there may be times when they will have to rely on other key personnel to help with the running of the business. No policy has been implemented or will be implemented to address conflicts of interest.  Neither of these companies compete with Vyrian; RDS competes in the PCB design market and Techxron Technologies Inc. competes in the PCB manufacturing market space.  Neither company competes in the electronic component brokering market space.

COMPENSATION OF OFFICERS AND DIRECTORS

Compensation in the form of six million nine hundred fifty thousand shares of the Company’s Restricted Common Stock has been awarded to the officers and directors of the Company in addition to a nominal salary during the quarter ending December 31, 2012.  No award of salary or equity has been accrued as payable for any officer or director for any prior service.  It is contemplated that the Company will develop and approve a plan to compensate, in cash, its officers as soon as it has adequate resources to do so.  Any future plans would be commensurate with the service provided and not exceed any industry standard for the size and performance of comparable companies in the same industry.

The following table sets forth information with respect to Vyrian’s executive compensation for the period to December 31, 2012.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Totals
Position	Year	($)(1)	($)	($)(2)	($)	(S)	($)	($)	($)
Sath Sivasothy	2012	22,500	0	300,000	0	0	0	0	322,500
President/CEO	2011	0	0	0	0	0	0	0	0

Bharat Jagani COO/Secretary	2012	3,500	0	300,000	0	0	0	0	303,500

Tony Sivasothy	2012	15,000	0	95,000	00	00	00	00	110,000
CFO/Treasurer	2011	00	0	00	00	00	00	00	00

(1)	Salary shown here was amount of salary each officer has taken during the year 2012; we anticipate the officers’ salaries to increase as more revenue is generated.
(2)	Stock awards were based on the issuance of stock at a value of $0.10 per share to our officers and for services our officers performed for the Company.

As of the date hereof, we have not entered into any employment contracts with our officers and do not intend to enter into any employment contracts until such time as it is profitable to do so. However, we have entered into two Consultant Agreements with Consultants who will provide professional support to the Company.

All compensation received by our officers and directors has been disclosed. Currently, there are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Compensation of Directors

Except for the amounts shown above, no other compensation in any form including payments of cash or in equity has been paid to for services rendered as Directors. Additionally, no award of salary or equity has been accrued as payable for any director for any current or prior service.  At this time no plan for compensation has been developed for either salary or equity compensation. It is contemplated that the registrant would develop and approve a plan as soon as it has adequate resources to do so.  Any future plans would be commensurate with the service provided and not exceed any industry standard for the size and performance of comparable companies in the same industry.

Director Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or			Incentive	Deferred	All
	Paid in	Stock	Option	Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Sath Sivasothy	0	0	0	0	0	0	0
Tony Sivasothy	0	0	0	0	0	0	0
Bharat Jagani	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

DIRECTORS, OFFICERS AND CONTROL PERSONS OWNERSHIP AND CONTROL

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable common share property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders set forth below is 10101 Southwest Freeway, Suite 400 ∙ Houston, Texas 77074.

TABLE OF OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN
CONTROL PERSONS GREATER THAN 5%

Class of Stock	Name & Address of Owner	Number of Shares	Portion of Class (%)
Common	Sath Sivasothy 10101 Southwest Freeway, Suite 400 Houston, Texas 77074	3,001,000	27.4%
Common	Tony Sivasothy 10101 Southwest Freeway, Suite 400 Houston, Texas 77074 (1)	951,000	8.7%*
Common	Bharat Jagani 10101 Southwest Freeway, Suite 400 Houston, Texas 77074	3,001,000	27.4%
Common	Ryan Arnett 10101 Southwest Freeway, Suite 400 Houston, Texas 77074	3,001,000	27.4%
Common	Audrey Sivasothy (2) 10101 Southwest Freeway, Suite 400 Houston, Texas 77074 (2)	50,000	0.45%*
Common	Total Common Shares owned by officers and directors as a group	6,953,000	63.5%
Common	Total Common shares owned by all Control Persons as a group	10,004,000	91.3%

(1)	Tony Sivasothy is an officer and a director of the Company and is also the father of Sath Sivasothy.
(2)	Audrey Sivasothy is Sath Sivasothy’s wife.

No other person or entity as defined in SEC Rule 13d-3(a) has any right of ownership of common stock by the exercise of any; (1) warrant, option or right (2) conversion of any security agreement (3) power to revoke any trust agreement voluntarily or by automatic function

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

The initial working capital requirements were routinely paid by RDS and Techxron Technologies under a loan agreement between these two companies and Vyrian Inc. These two companies are owned by the directors of Vyrian. As at September 30, 2012, the loan payable amount was $71,101. The amount is unsecured, carries an interest of 9% per annum and due on demand.

Vyrian leases office space where its principal place of business is located from Techxron Technologies at an amount of $500.00 per month.

Upon incorporation, the founding Shareholders, Sath Sivasothy, Tony Sivasothy, Bharat Jagani, and Ryan Arnett each purchased 1,000 shares of the Company Stock at $0.10 per share.

In October of 2012, Vyrian entered into Consulting Agreements with Ryan Arnett, who will provide support regarding business development, regulatory affairs, sales management and other related business activities as directed by the Company; and Audrey Sivasothy (Sath Sivasothy’s wife), who will provide support regarding all phases of project management along with other related business activities as directed by the Company.

RECENT SALES OF UN-REGISTERED SECURTIES

The company recently sold securities in private transactions to private parties for cash. During the period January through March of 2012 the company sold a total of 949,000 shares to private parties in an offering exempted under Rule 504 Regulation D. The securities were all sold for cash.  Additionally, each of the founders of the Company, Sath Sivasothy, Tony Sivasothy, Ryan Arnett and Bharat Jagani purchased 1,000 shares of the Company’s Common Stock.

FINANCIAL STATEMENTS

Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

Financial Statements Table of Contents

Independent Registered Public Accounting Firm’s Report	Page 41

Balance Sheet; March 31, 2012 (Restated)	Page 42

Statement of Operations for the period from November 11, 2011 (inception) through March 31, 2012 (Restated)	Page 43

Statement of Cash Flows for the period from November 11, 2011 (inception) through March 31, 2012 (Restated)	Page 44

Statement of Shareholder’s Equity	Page 45

Notes to the Financial Statements	Page 46

Balance Sheet; September 30, 2012 (Unaudited)	Page 50

Statement of Operations for the six months ended September 30, 2012 (Unaudited)	Page 51

Statement of Cash Flows for the six months ended September 30, 2012 (Unaudited)	Page 52

Notes to the Financial Statements; September 30, 2012	Page 53

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Vyrian Inc. (formerly Onyx Software Inc.)
Houston, Texas

We have audited the accompanying balance sheet of Vyrian Inc. (formerly Onyx Software Inc.) (the “Company”) as of March 31, 2012 and the related statement of operations, shareholders’ equity, and cash flows for the period from November 11, 2011 (inception) through March 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. As discussed in Note 7 to the financial statements, errors resulting in an understatement of revenue and an understatement of accounts receivable and accounts payable were discovered by management during the six month period September 30, 2012. Accordingly, adjustments have been made as of March 31, 2012 to correct the error.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2012 and the results of operations and its cash flows for the period from November 11, 2011 (inception) through March 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

MALONEBAILEY, LLP
www.malonebailey.com
Houston, Texas

January 16, 2013

Vyrian Inc.
(formerly Onyx Software Inc.)
Balance Sheet

Restated
ASSETS	March 31, 2012

Current Assets
Cash	$109,363
Receivables	34,621

Total Current Assets	143,984

Other Assets	1,527

Total Assets	$145,511

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable and accrued liabilities	$4,879
Due to related parties	77,063
Deferred income	-

Total Current Liabilities	81,942

Total Liabilities	81,942

Stockholders’ Equity

Common stock Authorized: 100,000,000 shares, par value $.001 913,000 shares issued and outstanding	913

Additional Paid-in Capital	90,387

Deficit accumulated during the exploration stage	(27,731)

Total Stockholders’ Equity	63,569

Total Liabilities and Stockholders’ Equity	$145,511

(The accompanying notes are an integral part of these audited financial statements)

Vyrian Inc.
(formerly Onyx Software Inc.)
Statement of Operations

Restated
November 11, 2011 ( Inception) through March 31, 2012
Revenue	$96,711
Cost of revenue	56,314
Gross Profit	40,397

Operating Expense:

General and administrative	67,203

Total Operating Expenses	889,871

Loss from operations	(26,806)

Interest expense	(925)

Net Loss	$(27,731)

Net Loss Per Share – Basic and Diluted	$(0.21)

Weighted Average Shares Outstanding	130,768

(The accompanying notes are an integral part of these audited financial statements)

Vyrian Inc.
(formerly Onyx Software Inc.)
Statement of Cash Flows

Restated
November 11, 2011 (Inception)
through
March 31,
2012

Cash flows from operating activities

Net loss	$(27,731)

Adjustments to reconcile net loss to net cash used in operating activities:

Changes in operating assets and liabilities:
Accounts receivable	(34,621)
Other assets	(1,527)
Accounts payable and accrued liabilities	4,879

Net cash used in operating activities	(59,000)

Cash flows from financing activities
Proceeds from issuance of common stock	91,300
Proceeds from loan payable to related party	77,063

Net cash provided by financing activities	168,363

Net increase in cash	$109,363

Cash, beginning of period	$-

Cash, end of period	$109,363

Supplemental Disclosures
Interest paid	$-
Income taxes paid	$-

(The accompanying notes are an integral part of these audited financial statements)

Vyrian Inc.
(formerly Onyx Software Inc.)
Statement of Stockholders’ Equity
From November 11, 2011 (inception) to March 31, 2012

	Common Stock		Additional Paid-In	Accumulated	Total
	Shares	Par	Capital	Deficit	Equity
Beginning Balance November 11, 2011	-	$-	$-	$-	$-

Common stock issued for cash at $0.10 per share	913,000	913	90,387	-	91,300

Net loss ( Restated)	-	-	-	(27,731)	(27,731)

Balance at March 31, 2012 ( Restated)	913,000	$913	$90,387	$(27,731)	$63,569

(The accompanying notes are an integral part of these audited financial statements)

Vyrian Inc.
(formerly Onyx Software Inc.)
Notes to the Financial Statements

1.	Nature of Operations

Vyrian, Inc. (formerly Onyx Software Inc.)  is engaged in the brokering of electronics components to original equipment manufacturers and contract manufacturers.  We are headquartered in Houston, Texas and a provider of electronics components to industrial and commercial markets. Our company creates a link in the technology supply chain that connects the component manufacturers, distributors, and other brokers with a customer base of original equipment manufacturers (OEMs), and contract manufacturers (CMs).  We have a growing international market presence with satellite sales offices in Toronto, Canada; Plano, Texas; San Fernando, Philippines; and San Luis Obispo, California. Vyrian is led by a management team with over three decades of engineering and marketing experience that can be leveraged to propel the company forward.

2.	Summary of Significant accounting policies

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States necessarily requires management to make estimates and assumptions that affect the amounts reported in the financial statements. We regularly evaluate estimates and judgments based on historical experience and other relevant facts and circumstances. Actual results could differ from those estimates.

Reclassifications
Certain prior year amounts have been reclassified to conform with the current year presentation.

Revenue Recognition
The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) consideration is fixed or determinable; and (4) collectability is reasonably assured.

Revenue from sales of the electronic components are recognized on the day the products are shipped to the customers. The Company does not maintain a reserve for returned products as in the past those returns have been negligible.

Direct costs associated with product sales are recorded at the time that revenue is recognized.

Cash and cash equivalents
Cash equivalents are highly liquid investments with an original maturity of three months or less.

Accounts Receivable
The Company generates sales from selling electronic components to industrial and commercial markets. The vast majority of sales are paid within 30 days and the Company anticipates carrying a very small amount of receivables at any one time. If there is a customer dispute and it is determined that an account may become uncollectible, an allowance for doubtful accounts for the disputed amount will be created. The accounts then are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectable. Recoveries of previously written-off accounts are recorded when collected.

Basic and Diluted Net Earnings (Loss) Per Share
The Company computes net earnings (loss) per share in accordance with ASC 260, Earnings per Share which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Income taxes
Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

We have net operating loss carryforwards available to reduce future taxable income. Future tax benefits for these net operating loss carryforwards are recognized to the extent that realization of these benefits is considered more likely than not. To the extent that we will not realize a future tax benefit, a valuation allowance is established.

Stock Based Payments
We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity”, wherein such awards are expensed over the period in which the related

2.	Related Party Transactions

As of March 31, 2012, the Company borrowed from two private companies with common directors $77,988. This includes interest payable of $925. The amount payable to the related parties carries an interest of 9% per annum and is unsecured.

3.	Common Stock

From November 11, 2011 (inception) through March 31, 2012, the Company issued 913,000 common shares at $0.10 per share for proceeds of $91,300.

4.	Income Taxes

The Company uses the asset and liability method of accounting for deferred income taxes wherein deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes at rates expected to be in effect when the differences are realized. During fiscal 2012, the Company incurred net losses and therefore has no current tax liability. The net deferred tax asset generated by the Company’s net operating loss carry-forwards has been fully reserved. The cumulative net operating loss carry-forward is 27,731 as at March 31, 2012. Under current tax laws, the net operating loss is set to expire on March 31, 2032.

At March 31, 2012, deferred tax assets consisted of the following:

Deferred tax assets	$9,429
Less: valuation allowance	(9,429)
Net deferred tax assets	$-

5.	Major customers

From Inception (November 11, 2011) through March 31, 2012, the Company generated approximately $30,000 in revenues from one customer.  Total accounts receivable from this one customer is $17,406 at March 31, 2012.

6.	Restatement

An error resulting in an understatement of previously reported accounts receivable and sales and an understatement of accounts payable was discovered in the current period. The Company sold $10,744 of components to a third party prior to March 31, 2012, that was not properly recorded. In addition, the Company did not record the amounts payable to vendor. To account for the above errors the Company recorded sales of $10,744, accounts payable of $3,954, and a reduction of net loss of $6,790.

The restatements to balance sheet accounts as of March 31, 2012 are as follows:

	As of March 31, 2012
	As Reported	Adjustments	Restated
Cash	109,363	-	109,363
Accounts Receivable	23,877	10,744	34,621
Other Assets	1,527	-	1,527
TOTAL ASSETS	$134,767	$10,744	$145,511

CURRENT LIABILITIES:
Accounts payable and accrued interest	$925	$3,954	$4,879
Due to related party	77,063	-	77,063
Total Current Liabilities	77,988	3,954	81,942

TOTAL LIABILITIES	77,988	3,954	81,942
STOCKHOLDERS' EQUITY:
Common stock	913	-	913
Additional paid in capital	90,387	-	90,387
Accumulated deficit	(34,521)	6,790	(27,731)
Total Stockholders' Deficit	56,779	6,790	63,569

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$134,767	$10,744	$145,511

The restatements to income statement accounts for the period from November 11, 2011 (inception) through March 31, 2012 are as follows:

	November 11, 2011 (Inception)
	through March 30, 2012
	As Reported	Adjustments	Restated
Sales	$89,921	$6,790	$96,711
Cost of revenue	56,314	-	56,314
Gross operating income	33,607	6,790	40,397

Operating expenses
General and administrative expenses	67,203	-	67,203

Loss from operations	(33,596)	6,790	(26,806)

OTHER INCOME (EXPENSES):
Interest Expense	(925)	-	(925)
Total Other Expense	(925)	-	(925)

NET LOSS	$(34,521)	$6,790	$(27,731)

7.	Subsequent events

During April 2012 the Company issued 40,000 common shares at $0.001 per share for proceeds of $4,000.

During September 2012, the Company issued 6,950,000 shares to employees and a consultant for services provided and recorded stock-based compensation of $695,000, which is equivalent to the fair value of the shares at the date of grant

During October 2012, the Company issued 3,050,000 shares to employees and a consultant for services provided and recorded stock-based compensation of $305,000, which is equivalent to the fair value of the shares at the date of grant

Vyrian Inc.
Balance Sheets
(Unaudited)

ASSETS	September 30, 2012	March 31, 2012

Current Assets
Cash	$57,974	$109,363
Receivables	45,705	34,621

Total Current Assets	103,679	143,984

Other Assets	-	1,527

Total Assets	$103,679	$145,511

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable and accrued liabilities	$19,502	$4,879
Due to related parties	71,101	77,063
Deferred income	2,400	-

Total Current Liabilities	93,003	81,942

Total Liabilities	93,003	81,942

Stockholders’ Equity

Common stock Authorized: 100,000,000 shares, par value $.001 7,903,000 and 913,000 shares issued and outstanding, respectively	7,903	913

Additional Paid-in Capital	782,397	90,387

Deficit accumulated during the exploration stage	(779,624)	(27,731)

Total Stockholders’ Equity	10,676	63,569

Total Liabilities and Stockholders’ Equity	$103,679	$145,511

(The accompanying notes are an integral part of these unaudited financial statements)

Vyrian Inc.
Statements of Operations
(Unaudited)

	Three Months Ended September 30, 2012	Six Months Ended September 30, 2012
Revenue	$209,047	$347,931
Cost of revenue	142,436	210,902
Gross Profit	66,611	137,029

Operating Expense:

General and administrative	799,943	889,871

Total Operating Expenses	799,943	889,871

Loss from operations	(733,332)	(752,842)

Interest expense	15,586	(2,747)
Other Income	3,696	3,696
Net Loss	$(714,050)	$(751,893)

Net Loss Per Share – Basic and Diluted	$(0.23)	$(0.37)

Weighted Average Shares Outstanding	3,143,761	2,053,645

(The accompanying notes are an integral part of these unaudited financial statements)

Vyrian Inc.
Statement of Cash Flows
(Unaudited)

Six Months
Ended
September 30,
2012

Cash flows from operating activities

Net loss	$(751,893)

Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	695,000
Changes in operating assets and liabilities:
Accounts receivable	(11,084)
Other assets	(1,527)

Accounts payable and accrued liabilities	14,623
Deferred income	2,400

Net cash used in operating activities	(49,427)

Cash flows from financing activities
Proceeds from issuance of common stock	4,000
Proceeds from loan payable to related party	6,600
Payments paid to related parties	(12,562)

Net cash used in financing activities	(1,962)

Net decrease in cash	$(51,389)

Cash, beginning of period	$109,363

Cash, end of period	$57,974

Supplemental Disclosures
Interest paid	$2,757
Income taxes paid	$-

(The accompanying notes are an integral part of these unaudited financial statements)

Vyrian Inc.
Notes to the Financial Statements

1.	Nature of Operations

Vyrian, Inc. is headquartered in Houston, Texas and is a global provider of electronics components to the industrial and commercial markets. Vyrian has provided parts for customers in the United States, England, Germany, India, Brazil, Switzerland and elsewhere abroad. Our company creates a link in the technology supply chain that connects the world’s leading electronic component manufacturers such as Freescale, Texas Instruments, Xilinx, Altera, ST Microsystems, Infineon, Analog Devices, Tyco, Micron, AMD, Maxim, Linear Technology and NXP Semiconductor with a global customer base of original equipment manufacturers (OEMs), and contract manufacturers (CMs).   For six months ended September 2012, Vyrian shipped $347,931 in electronic parts to customers in the United States and abroad.

2.	Basis of Presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Registration Statement filed with SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, have been omitted.

3.	Summary of Significant accounting policies

Stock Based Payments

We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity”, wherein such awards are expensed over the period in which the related

4.	Related Party Transactions

As of September 30, 2012, the Company borrowed from two private companies with common directors $73,848. This includes interest payable of $2,747. The amount payable to the related parties carries an interest of 9% per annum and is unsecured. These notes are in default as of September 30, 2012.

5.	Common Stock

During April 2012 the Company issued 40,000 common shares at $0.10 per share for proceeds of $4,000.

During September 2012 the Company issued 6,950,000 to employees and a consultant for services provided to the Company and recorded stock-based compensation of $695,000, which is equivalent to the fair value of the shares at the date of grant.

6.	Subsequent events

During October 2012 the Company issued 3,050,000 to employees and a consultant for services provided to the Company and recorded stock-based compensation of $305,000, which is equivalent to the fair value of the shares at the date of grant

LEGAL PROCEEDINGS

The company has not been a party to any legal action. Further, the company is not aware of any impending legal action that would have any significant impact on the company’s business operations or liquidity. No bankruptcy, receivership, or similar proceeding with respect to the registrant or any of its significant subsidiaries has occurred or is pending. No material proceedings have occurred or are pending to which any director, officer or affiliate of the registrant, any owner of record or beneficially of more than five percent of any class of voting securities of the registrant, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our financial statements for the period ended March 31, 2012 are included in this prospectus and in the registration statement and have been audited by Eugene Egeberg Certified Public Accountant, and restated by MALONEBAILEY, LLP, an independent registered public accounting firm, as stated in its report appearing herein.

Sharon D. Mitchell of the law offices of SD Mitchell & Associates, PLC located at 829 Harcourt Rd., Grosse Pointe Park, Michigan 48230; telephone (248) 515-6035 passed on the legality of the shares being offered in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov. Once this Registration Statement becomes effective, we will be subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information, as required, with the SEC.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be paid
Filing Fee – Securities and Exchange Commission	$345.00
Attorney’s fees and expenses	$12,000
Accountant’s fees and expenses	$10,000
Printing and engraving expenses	$2,000
Consulting	$25,000
Miscellaneous expenses
Travel	$ 2,500
Electronic Filing	$ 4,500
Administrative	$ 4,500
Miscellaneous	$ 4,155
Total	$65,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation limits the liability of our officers and directors. Officers and directors will not be liable to us for monetary damages occurring because of a breach of their fiduciary duty as directors in certain circumstances. Such limitation will not affect liability for any breach of a director’s duty to us or our shareholders, either:

(a)	With respect to approval by the director of any transaction from which he or she derives an improper personal benefit;
(b)
With respect to acts or omissions involving an absence of good faith, that he or she believes to be contrary to the best interest of our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his or her duty to us or our shareholders, or that indicate a reckless disregard for his or her duty to us or our shareholders in circumstances in which he or she was or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to us or our shareholders; or

(c)
Such limitations of liability will not affect the availability of equitable remedies such as injunctive relief or rescission. Our Articles of Incorporation provide that we will indemnify our directors and officers to the extent permitted by law, including circumstances in which indemnification is otherwise discretionary under the Nevada Revised Statutes.

We have been informed that, in the opinion of the Commission, such indemnification, as claims pursuant to the federal securities laws, is against public policy and is, therefore, unenforceable.

Indemnification Agreements

We anticipate that we will enter into indemnification agreements with each of our directors and executive officers pursuant to which we shall indemnify each such director and officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by each such director and officer in connection with any criminal or civil action brought or threatened against such director and officer because of such director and officer being or having been an executive officer or director of us. To be entitled to indemnification by us, such person must have acted in good faith and in a manner, such person believed to be in our best interests and, with respect to criminal actions, such director and officer must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities occurring pursuant to the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling us pursuant to the foregoing provisions, we have been informed that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable.

EXHIBITS

Exhibit 3.1	Articles of Incorporation (with Amendments)
Exhibit 3.2	Bylaws of Vyrian Inc.
Exhibit 5.1	Opinion and Consent of Sharon D. Mitchell, Attorney at Law
Exhibit 10.1	Office Lease; Houston, Texas
Exhibit 10.2	Consulting Agreement with Ryan Arnett
Exhibit 10.3	Consulting Agreement with Audrey Sivasothy
Exhibit 10.4	Loan Agreement with Reliability Design Services Incorporated
Exhibit 10.5	Loan Agreement with Techxron Technologies Incorporated
Exhibit 23.1	Consent of MALONEBAILEY, LLP

UNDERTAKINGS

A.           The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	include any additional or changed material information with respect to the plan of distribution.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(5)           For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)           For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7)           For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.           The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 29, 2013.

VYRIAN INC.

By:	/s/ Sath Sivasothy
Sath Sivasothy President, Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this amended Form S-1 Registration Statement has been signed by a majority of our board of directors, and in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ Sath Sivasothy	President and Chief Executive Officer	January 31, 2013
(Principal Executive Officer/Director)

/s/ Tony Sivasothy	Chief Financial Officer	January 31, 2013
(Principal Accounting Officer/Director)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

3.1	Articles of Incorporation of Vyrian Inc. (with Amendments)
3.2*	By-Laws of Vyrian Inc.
5.1	Opinion and Consent of Sharon D. Mitchell, Attorney at Law
10.1*	Office Lease Houston, Texas
10.2*	Consulting Agreement with Ryan Arnett
10.3*	Consulting Agreement with Audrey Sivasothy
10.4	Loan Agreement with Reliability Design Services Incorporated
10.5	Loan Agreement with Techxron Technologies Incorporated
23.1	Consent of MALONEBAILEY, LLP

* These exhibits have previously been filed.